UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

PACIRA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2019, Pacira BioSciences, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) in Parsippany, New Jersey, at which the Company’s stockholders approved the Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”). The 2011 Plan was amended to increase the number of shares of common stock authorized for grant by 3,000,000 newly reserved shares. The 2011 Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the 2011 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 22, 2019 (the “Proxy Statement”). The summaries of the 2011 Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2011 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On June 4, 2019, the Company held the Annual Meeting in Parsippany, New Jersey.  The Company’s stockholders voted on, and approved, the following proposals:

Proposal No. 1 — Election of three Class II directors to hold office until the 2022 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

Nominee:	For	Withheld	Broker Non- Votes
Paul Hastings	34,093,234	255,725	2,634,427
John Longenecker	33,644,136	704,823	2,634,427
Andreas Wicki	34,004,793	344,166	2,634,427

Proposal No. 2 — Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain
36,903,924	24,293	55,169

Proposal No. 3 — Advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non- Votes
32,181,518	2,134,166	33,275	2,634,427

Proposal No. 4 — Advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non- Votes
33,932,414	10,348	381,584	24,613	2,634,427

Proposal No. 5 — Approval of the Amended and Restated 2011 Stock Incentive Plan.

For	Against	Abstain	Broker Non- Votes
20,862,804	13,457,168	28,987	2,634,427

As indicated above, approximately 98.8% of the votes cast by stockholders were voted, on an advisory basis, in favor of holding an advisory vote to approve the compensation of the Company’s named executive officers every year.  In light of these results, the Board of Directors (the “Board”) of the Company determined that the Company will hold an advisory vote to approve the compensation of the Company’s named executive officers every year until the next required vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2011 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC.

Date: June 7, 2019	By:	/s/ Kristen Williams
Kristen Williams
Chief Administrative Officer and Secretary